UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite 225
Raleigh, N.C.		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022, BioDelivery Sciences International, Inc., a Delaware corporation (“BDSI”), entered into an Agreement and Plan of Merger, dated as of February 14, 2022 (the “Merger Agreement”), by and among Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), Bristol Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Collegium (“Purchaser”), and BDSI. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on March 21, 2022, Purchaser completed a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Shares”) of BDSI’s common stock, $0.001 par value per share (the “BDSI Common Stock”), at an offer price of $5.60 per Share (the “Offer Price”), in cash, subject to applicable withholding taxes and without interest.

The Offer expired at 12:00 midnight, Eastern Time, at the end of March 18, 2022 (i.e., one minute following 11:59 p.m., Eastern Time, on March 18, 2022). According to the depositary for the Offer, 74,780,700 Shares of BDSI Common Stock were validly tendered and not validly withdrawn in the Offer, representing approximately 72.44% of the outstanding Shares of BDSI Common Stock (not including 5,548,893 Shares of BDSI Common Stock delivered through notices of guaranteed delivery, representing approximately 5.37% of the Shares of BDSI Common Stock outstanding). The number of Shares of BDSI Common Stock tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares of BDSI Common Stock (but excluding Shares of BDSI Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as defined by Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”) by the “depository” (as such term is defined in Section 251(h)(6)(c) of the DGCL), together with the Shares of BDSI Common Stock then owned by Purchaser and its affiliates (as such term is defined in Section 251(h)(6)(a) of the DGCL), representing at least one Share more than 50% of all issued and outstanding Shares of BDSI Common Stock as of immediately after the consummation of the Offer. All conditions to the Offer having been satisfied or waived and, on March 21, 2022, Purchaser irrevocably accepted for payment, and expects to promptly pay for, all Shares of BDSI Common Stock validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied and, on March 22, 2022, Purchaser merged with and into BDSI, with BDSI surviving as a wholly owned subsidiary of Collegium (the “Merger”). The Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), the issued and outstanding Shares of BDSI Common Stock (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement)) were converted into the right to receive the Offer Price, in cash, subject to applicable withholding taxes and without interest.

In addition, by virtue of the Merger, (i) each stock option to purchase Shares of BDSI Common Stock (a “BDSI Option”) that was outstanding as of immediately prior to the Effective Time was automatically accelerated and became fully vested and exercisable effective immediately prior to the Effective Time and (x) each BDSI Option with a per share exercise price less than the Offer Price that was then outstanding and unexercised was cancelled and converted into the right to receive cash in an amount equal to the product of (A) the total number of Shares subject to such BDSI Option multiplied by (B) the excess, if any, of the Offer Price over the exercise price payable per Share under such BDSI Option, net of applicable withholding taxes, and (y) each BDSI Option with an exercise price equal to, or greater than, the Offer Price that was then outstanding and unexercised was cancelled without any consideration paid therefor whether before or after the Effective Time, and (ii) each restricted stock unit award issued by BDSI (a “BDSI RSU”) that was outstanding prior to the Effective Time automatically accelerated and became fully vested immediately prior to the Effective Time and each BDSI RSU that was outstanding was cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares issuable in settlement of such BDSI RSU multiplied by (y) the Offer Price. There were no outstanding warrants to purchase Shares of BDSI Common Stock outstanding as of immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of Material Definitive Agreement

Effective as of March 22, 2022 and contingent upon the consummation of the Merger, BDSI terminated the BioDelivery Sciences International, Inc. 2011 Equity Incentive Plan, as amended, and the BioDelivery Sciences International, Inc. 2019 Stock Option and Incentive Plan.

In connection with the closing of the Merger, on March 22, 2022, BDSI repaid in full and terminated its Loan Agreement, dated as of May 23, 2019, by and among BDSI, additional credit parties thereto and BPCR Limited Partnership, as successor-in-interest to BioPharma Credit plc.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on March 21, 2022, Purchaser irrevocably accepted for payment all Shares of BDSI Common Stock validly tendered and not validly withdrawn pursuant to the Offer. On March 22, 2022, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of BDSI’s stockholders required. Upon the consummation of the Merger, BDSI became a wholly owned subsidiary of Collegium.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, BDSI notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) halt trading in the Shares of BDSI Common Stock, (ii) suspend trading of and delist the Shares of BDSI Common Stock and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares of BDSI Common Stock from Nasdaq and the deregistration of such Shares of BDSI Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on March 22, 2022 and trading of the Shares of BDSI Common Stock was suspended effective as of prior to the open of business on March 23, 2022. In addition, BDSI intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares of BDSI Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares of BDSI Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of BDSI occurred, and BDSI became a wholly owned subsidiary of Collegium. The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, at the Effective Time, each of Jeffrey A. Bailey, Peter S. Greenleaf, Todd C. Davis, Kevin Kotler, Vanila Singh, M.D., MAMC, Mark A. Sirgo, PharmD and William Mark Watson resigned from the board of directors of BDSI. These resignations were in connection with the Merger and not as a result of any disagreements between BDSI and the resigning individuals on any matter relating to BDSI’s operations, policies or practices.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Joseph Ciaffoni and Colleen Tupper, as the directors of Purchaser as of immediately prior to the Effective Time, became the directors of BDSI. Immediately upon the Merger, Joseph Ciaffoni assumed the role of President and Chief Executive Officer of BDSI and Colleen Tupper assumed the role of Treasurer and Chief Financial Officer of BDSI, in each case, replacing the current holder of that office.

Information about Mr. Ciaffoni and Ms. Tupper is contained in the Offer to Purchase, dated February 18, 2022, filed by Collegium and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on February 18, 2022, which information is incorporated herein by reference.

On March 22, 2022, each of Jeffrey A. Bailey, Scott Plesha and Jim Vollins entered into a separation agreement with Collegium, providing for each executive officer’s termination of employment with BDSI as of the Effective Time and entitling each executive officer to severance benefits in accordance with their respective existing employment agreements with BDSI dated November 4, 2020, November 4, 2020 and March 11, 2021, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, BDSI’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and third amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of February 14, 2022, by and among Collegium Pharmaceutical, Inc., Bristol Acquisition Company Inc. and BioDelivery Sciences International, Inc. (incorporated herein by reference to Exhibit 2.1 to BDSI’s Current Report on Form 8-K/A filed with the SEC on February 15, 2022)

3.1	Amended and Restated Certificate of Incorporation of BioDelivery Sciences International, Inc. (filed herewith)

3.2	Third Amended and Restated Bylaws of BioDelivery Sciences International, Inc. (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BDSI hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that BDSI may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

Date: March 22, 2022	By:	/s/ Jeffrey Bailey
Jeffrey Bailey Chief Executive Officer